Exhibit 99.1

Seneca Foods Reports Sales and Earnings for the Three Months Ended July 1, 2023

FAIRPORT, N.Y. August 9, 2023 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) today announced financial results for the three months ended July 1, 2023.

Executive Summary (vs. year-ago, year-to-date results):

■

Net sales for the first quarter of fiscal 2024 totaled $298.7 million compared to $265.2 for the first quarter of fiscal 2023. The year-over-year increase of $33.5 million was mainly due to higher selling prices partially offset by lower sales volumes.

■	Gross margin as a percentage of net sales is 18.5% for the three months ended July 1, 2023 as compared to 8.6% for the three months ended July 2, 2022.

“The Company had a strong first quarter of fiscal 2024, with sales and FIFO EBITDA increasing compared to first quarter of fiscal 2023,” stated Paul Palmby, President and Chief Executive Officer of Seneca Foods. “Net earnings reflect the continued performance of the business but without the non-cash LIFO charge that has impacted reported numbers for the past couple of years. As inflation stabilizes and with the 2023 harvest season well underway with a good crop so far, we are very pleased with where we are.”

About Seneca Foods Corporation

Seneca Foods is one of North America’s leading providers of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from approximately 1,400 American farms and are distributed to approximately 60 countries. Seneca holds a large share of the market for retail private label, food service, restaurant chains, international, contracting packaging, industrial, chips and cherry products.  Products are also sold under the highly regarded brands of Libby’s®, Aunt Nellie’s®, Green Valley®, CherryMan®, READ®, and Seneca labels, including Seneca snack chips.  Seneca’s common stock is traded on the Nasdaq Global Select Market under the symbols “SENEA” and “SENEB”. SENEA is included in the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures

Adjusted net earnings is calculated on a FIFO basis and excludes the impact of the Company’s loss on equity investment. The Company believes this non-GAAP financial measure provides for a better comparison of year over year operating performance. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. Set forth below is a reconciliation of reported net earnings to adjusted net earnings (in thousands).

	Three Months Ended
	July 1, 2023	July 2, 2022
	(In thousands)

Earnings before income taxes, as reported	$30,261	$6,732
LIFO (credit) charge	(1,700)	19,223
Adjusted earnings before income taxes	28,561	25,955
Income taxes(1)	6,727	6,416
Adjusted net earnings	$21,834	$19,539

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization and non-cash charges related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP (in thousands).

	Three Months Ended
EBITDA and FIFO EBITDA:	July 1, 2023	July 2, 2022
	(In thousands)

Net earnings	$23,111	$5,103
Income tax expense	7,150	1,629
Interest expense, net of interest income	6,573	1,390
Depreciation and amortization	10,680	9,788
Operating lease amortization	1,923	3,706
Interest amortization	(100)	(60)
EBITDA	49,337	21,556
LIFO (credit) charge	(1,700)	19,223
FIFO EBITDA	$47,637	$40,779

Forward-Looking Information

This release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments, and results and do not relate strictly to historical facts. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seeks," "should," "likely," "targets," "may", "can" and variations thereof and similar expressions. Forward-looking statements are subject to known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed. We believe important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following:

●	the effects of rising costs and availability of raw fruit and vegetables, steel, ingredients, packaging, other raw materials, distribution and labor;
●	crude oil prices and their impact on distribution, packaging and energy costs;
●	an overall labor shortage, ability to retain a sufficient seasonal workforce, lack of skilled labor, labor inflation or increased turnover impacting our ability to recruit and retain employees;
●	climate and weather affecting growing conditions and crop yields;
●	our ability to successfully implement sales price increases and cost saving measures to offset cost increases;
●	the loss of significant customers or a substantial reduction in orders from these customers;
●	effectiveness of our marketing and trade promotion programs;
●	competition, changes in consumer preferences, demand for our products and local economic and market conditions;
●	the impact of a pandemic on our business, suppliers, customers, consumers and employees;
●	unanticipated expenses, including, without limitation, litigation or legal settlement expenses;
●	product liability claims;
●	the anticipated needs for, and the availability of, cash;
●	the availability of financing;
●	leverage and the ability to service and reduce debt;
●	foreign currency exchange and interest rate fluctuations;
●	the risks associated with the expansion of our business;
●	the ability to successfully integrate acquisitions into our operations;
●	our ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption;
●	other factors that affect the food industry generally, including:
■

recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products;

■	competitors’ pricing practices and promotional spending levels;
■	fluctuations in the level of our customers’ inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and
■

the risks associated with third-party suppliers, including the risk that any failure by one or more of our third-party suppliers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; and

●	changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental and health and safety regulations.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:

Michael Wolcott, Chief Financial Officer

585-495-4100

Seneca Foods Corporation
Unaudited Selected Financial Data

For the Periods Ended July 1, 2023 and July 2, 2022
(In thousands of dollars, except share data)

	Three Months Ended
	July 1,	July 2,
	2023	2022

Net sales	$298,664	$265,193

Plant restructuring charge (note 2)	$140	$56

Other operating income, net (note 3)	$(197)	$(2,051)

Operating income (note 1)	$35,497	$6,596
Other non-operating income	(1,337)	(1,526)
Interest expense, net	6,573	1,390
Earnings before income taxes	$30,261	$6,732

Income tax expense	7,150	1,629

Net earnings	$23,111	$5,103

Basic earnings per common share	$3.04	$0.62
Diluted earnings per common share	$3.01	$0.62

Note1:

The effect of the LIFO inventory valuation method on the first quarter pre-tax results increased operating earnings by $1.7 million for the three months ended July 1, 2023, and decrease operating earnings by $19.2 million for the three months ended July 2, 2022.

Note2:

During the three months ended July 1, 2023, the Company incurred restructuring charges primarily due to equipment moves from ceasing production of green beans at a plant in the Northeast in the previous fiscal year. During the three months ended July 2, 2022, the Company incurred restructuring charges primarily related to plants that were closed in previous periods.

Note3:

The Company had net other operating income of $0.2 million during the three months ended July 1, 2023, which was driven primarily by the sale of a non-operational plant in the Midwest. During the three months ended July 2, 2022, the Company had net other operating income of $2.1 million, driven mostly by the gain on the sale of various fixed assets.

Note4:	The Company used the “two-class” method for basic earnings per share by dividing the earning attributable to common shareholders by the weighted average of common shares outstanding during the period.

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